Contact:
Sean McHugh
Vice President Investor Relations & Treasury
(404) 745-2889

CARTER’S, INC. REPORTS FIRST QUARTER 2012 RESULTS

•	Net Sales $552 Million, Up 18%
•	Net Income $32 Million; Earnings Per Share $0.54, Comparable to Prior Year

Atlanta, Georgia, April 26, 2012 – Carter’s, Inc. (NYSE:CRI), the largest branded marketer in the United States of apparel exclusively for babies and young children, today reported its first quarter 2012 results.

“We continue to see strong demand for our products in all channels of distribution,” said  Michael D. Casey, Chairman and Chief Executive Officer.  “The strength of our product offerings and effectiveness of our pricing, marketing, and supply chain initiatives are driving better results.  We are forecasting good growth in sales and earnings this year, with more meaningful earnings growth expected in the second half driven by lower product costs.”

First Quarter of Fiscal 2012 compared to First Quarter of Fiscal 2011
Consolidated net sales increased $82.7 million, or 17.6%, to $551.7 million.  Net domestic sales of the Company’s Carter’s brands increased $47.2 million, or 12.4%, to $426.7 million.  Net domestic sales of the Company’s OshKosh B’gosh brand increased $4.2 million, or 5.7%, to $78.3 million.  Net international sales to customers outside the United States increased $31.3 million to $46.7 million.

Operating income in the first quarter of 2012 was $53.8 million, an increase of $0.2 million, or 0.3%, from $53.6 million in the first quarter of 2011.  First quarter 2012 pre-tax income includes expenses of approximately $1.8 million related to the planned closure of the Company’s Hogansville, Georgia distribution center in 2013 and the revaluation of contingent consideration associated with the June 2011 acquisition of Bonnie Togs, a retailer of children’s apparel in Canada.  First quarter 2011 pre-tax income included approximately $1.0 million of expenses related to the acquisition of Bonnie Togs.  Excluding the facility closure-related costs and the acquisition-related expenses noted above and detailed at the end of this release, adjusted operating income in the first quarter of 2012 was $55.6 million, an increase of $0.9 million, or 1.7%, compared to $54.7 million in the first quarter of 2011.

Net income increased $0.2 million, or 0.5%, to $32.3 million, or $0.54 per diluted share, compared to $32.1 million, or $0.55 per diluted share, in the first quarter of 2011.  Excluding the facility closure-related costs and the acquisition-related expenses noted above and detailed at the end of this release, adjusted net income in the first quarter of 2012 increased $0.9 million, or 2.7%, to $33.7 million, or $0.56 per diluted share.  This compares to adjusted net income of $32.8 million, or $0.56 per diluted share, in the first quarter of 2011.

A reconciliation of income as reported under accounting principles generally accepted in the United States of America (“GAAP”) to adjusted income is provided at the end of this release.

Cash flow from operations in the first quarter of 2012 was $82.4 million, an increase of $73.1 million from the first quarter of 2011, principally due to favorable changes in net working capital.

Business Segment Results
As result of the Bonnie Togs acquisition in June 2011, the Company realigned its reportable segments.  Effective October 1, 2011, the Company’s reportable segments include Carter's retail, Carter's wholesale, OshKosh retail, OshKosh wholesale, and international.  Results for previous periods have been recast to conform to the realigned segment presentation.

Carter’s Segments
Carter’s retail segment sales increased $39.3 million, or 28.5%, to $177.2 million.  The increase was driven by incremental sales of $17.8 million from new store openings, incremental sales of $14.1 million from eCommerce sales, and a comparable store sales increase of $8.5 million, or 6.7%.  This growth was partially offset by a sales decrease of $1.0 million attributed to store closings.  In the first quarter of 2012, the Company opened 16 Carter’s retail stores and closed three.  As of the end of the first quarter, the Company operated 372 Carter’s retail stores in the United States.

Carter’s wholesale segment sales grew $7.9 million, or 3.3%, to $249.5 million reflecting increased demand for the Company’s Carter’s, Child of Mine, and Just One You brands, partially offset by lower off-price sales.

OshKosh B’gosh Segments
OshKosh retail segment sales increased $4.0 million, or 7.4%, to $58.0 million.  The increase reflects incremental sales of $3.5 million from eCommerce sales, a comparable store sales increase of $2.3 million, or 4.7%, and incremental sales of $0.5 million from new store openings.  This growth was partially offset by a sales decrease of $2.2 million attributed to store closings.  During the first quarter of 2012, the Company closed two OshKosh retail stores.  As of the end of the first quarter, the Company operated 168 OshKosh retail stores in the United States.

OshKosh wholesale segment sales increased $0.2 million, or 1.0%, to $20.3 million.

International Segment
International segment sales increased $31.3 million to $46.7 million, reflecting a benefit from the Bonnie Togs acquisition and higher wholesale sales.  In the first quarter of 2012, the Company opened four stores in Canada.  As of the end of the first quarter, the Company operated 69 stores in Canada.

2012 Business Outlook
For the second quarter of fiscal 2012, the Company expects net sales to increase approximately 20% over the second quarter of fiscal 2011.  The Company expects adjusted diluted earnings per share, excluding expenses totaling approximately $2 million related to the Bonnie Togs acquisition and the announced distribution center closure, or other items the Company believes to be nonrepresentative of underlying business performance, to be approximately $0.26 to $0.30, compared to adjusted diluted earnings per share of $0.23 in the second quarter of fiscal 2011.

For fiscal 2012, the Company expects net sales will increase approximately 9% to 11% over fiscal 2011.  The Company expects adjusted diluted earnings per share, excluding approximately $4 million to $5 million in expenses related to the Bonnie Togs acquisition, $3 million to $4 million in expenses related to the announced distribution center closure, or other items the Company believes to be nonrepresentative of underlying business performance, to increase approximately 20% to 25% compared to adjusted diluted earnings per share of $2.09 in fiscal 2011.

Conference Call
The Company will hold a conference call with investors to discuss first quarter 2012 results and its business outlook on April 26, 2012 at 8:30 a.m. Eastern Time.  To participate in the call, please dial 913-312-0683.  To listen to a live broadcast of the call on the internet, please log on to www.carters.com and select the “First Quarter 2012 Earnings Conference Call” link under the “Investor Relations” tab.  Presentation materials for the call can be accessed at www.carters.com by selecting the “Conference Calls & Webcasts” link under the “Investor Relations” tab.  A replay of the call will be available shortly after the broadcast through May 4, 2012, at 719-457-0820, passcode 6974692.  The replay will also be archived on the Company’s website.

About Carter's, Inc.
Carter's, Inc. is the largest branded marketer in the United States of apparel and related products exclusively for babies and young children.  The Company owns the Carter's and OshKosh B'gosh brands, two of the most recognized brands in the marketplace.  These brands are sold in leading department stores, national chains, and specialty retailers domestically and internationally.  They are also sold through more than 600 Company-operated stores in the United States and Canada and on-line at www.carters.com and www.oshkoshbgosh.com.  The Company's Just One You, Precious Firsts, and Genuine Kids brands are available at Target, and its Child of Mine brand is available at Walmart.  Carter's is headquartered in Atlanta, Georgia.  Additional information may be found at the www.carters.com.

Cautionary Language
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 relating to the Company’s future performance, including, without limitation, statements with respect to the Company’s anticipated financial results for the second quarter of 2012 and fiscal year 2012, or any other future period, assessment of the Company’s performance and financial position, and drivers of the Company’s sales and earnings growth.  Such statements are based on current expectations only, and are subject to certain risks, uncertainties, and assumptions.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, or projected.  Factors that could cause actual results to materially differ include: the acceptance of the Company's products in the marketplace; changes in consumer preference and fashion trends; seasonal fluctuations in the children's apparel business; negative publicity; the breach of the Company's consumer databases; increased production costs; deflationary pricing pressures and customer acceptance of higher selling prices; a continued decrease in the overall level of consumer spending; the Company's dependence on its foreign supply sources; failure of its foreign supply sources to meet the Company's quality standards or regulatory requirements; the impact of governmental regulations and environmental risks applicable to the Company's business; disruption to our eCommerce business, distribution facilities, or in-sourcing capabilities; the loss of a product sourcing agent; increased competition in the baby and young children's apparel market; the ability of the Company to identify new retail store locations, and negotiate appropriate lease terms for the retail stores; the ability of the Company to adequately forecast demand, which could create significant levels of excess inventory; failure to successfully integrate Bonnie Togs into our existing business and realize growth opportunities and other benefits from the acquisition; failure to achieve sales growth plans, cost savings, and other assumptions that support the carrying value of the Company's intangible assets; and the ability to attract and retain key individuals within the organization.  Many of these risks are further described in the most recently filed Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission under the headings "Risk Factors" and "Forward-Looking Statements."  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

CARTER’S, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except for share data)
(unaudited)

	Three-month periods ended
	March 31, 2012	April 2, 2011

Net sales	$551,662	$469,000
Cost of goods sold	356,923	310,915
Gross profit	194,739	158,085
Selling, general, and administrative expenses	149,705	113,780
Royalty income	(8,766)	(9,329)
Operating income	53,800	53,634
Interest expense, net	1,957	1,850
Foreign currency loss	306	--
Income before income taxes	51,537	51,784
Provision for income taxes	19,262	19,661
Net income	$32,275	$32,123

Basic net income per common share	$0.55	$0.56

Diluted net income per common share	$0.54	$0.55

CARTER’S, INC.
BUSINESS SEGMENT RESULTS
(unaudited)

	For the three-month periods ended
(dollars in thousands)	March 31, 2012		% of Total	April 2, 2011		% of Total
Net sales:

Carter’s Wholesale	$249,485		45.2%	$241,619		51.5%
Carter’s Retail (a)	177,204		32.1%	137,862		29.4%
Total Carter’s	426,689		77.3%	379,481		80.9%

OshKosh Retail (a)	57,988		10.5%	53,994		11.5%
OshKosh Wholesale	20,274		3.7%	20,076		4.3%
Total OshKosh	78,262		14.2%	74,070		15.8%

International (b)	46,711		8.5%	15,449		3.3%

Total net sales	$551,662		100%	$469,000		100%

Operating income (loss):			% of segment net sales			% of segment net sales

Carter’s Wholesale	$40,271		16.1%	$37,142		15.4%
Carter’s Retail (a)	30,534		17.2%	26,664		19.3%

Total Carter’s	70,805		16.6%	63,806		16.8%

OshKosh Retail (a)	(7,459)		(12.9%)	(5,402)		(10.0%)
OshKosh Wholesale	120		0.6%	1,563		7.8%

Total OshKosh	(7,339)		(9.4%)	(3,839)		5.2%

International (b)	7,467	(c)	16.0%	4,978		32.2%

Total segment operating income	70,933		12.9%	64,945		13.8%

Corporate expenses (d)	(17,133)	(e)	(3.1%)	(11,311)	(f)	(2.4%)

Total operating income	$53,800		9.8%	$53,634		11.4%

(a)	Includes eCommerce results.
(b)	Net sales include international retail and wholesale sales. Operating income includes international licensing income.
(c)	Includes a $0.7 million charge associated with the revaluation of the Company’s contingent consideration for the three-month period ended March 31, 2012.
(d)
Corporate expenses generally include expenses related to incentive compensation, stock-based compensation, executive management, severance and relocation, finance, building occupancy, information technology, certain legal fees, consulting, and audit fees.

(e)
Includes $1.1 million in facility closure-related costs related to closure of a distribution facility located in Hogansville, Georgia.  These costs include approximately $1.0 million of severance-related charges and $0.1 million of accelerated depreciation (recorded in selling, general, and administrative expenses).

(f)	Includes $1.0 million of professional service fees associated with the acquisition of Bonnie Togs for the three-month period ended April 2, 2011.

CARTER’S, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except for share data)
(unaudited)

	March 31, 2012	December 31, 2011	April 2, 2011
ASSETS
Current assets:
Cash and cash equivalents	$300,535	$233,494	$248,871
Accounts receivable, net	178,668	157,754	160,057
Finished goods inventories, net	265,691	347,215	217,458
Prepaid expenses and other current assets	16,425	18,519	19,650
Deferred income taxes	24,114	25,165	26,667

Total current assets	785,433	782,147	672,703
Property, plant, and equipment, net	127,736	122,346	92,553
Tradenames	306,109	306,176	305,733
Goodwill	189,696	188,679	136,570
Deferred debt issuance costs, net	2,447	2,624	3,155
Other intangible assets, net	244	258	--
Other assets	399	479	322
Total assets	$1,412,064	$1,402,709	$1,211,036
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$--	$--	$--
Accounts payable	67,610	102,804	53,077
Other current liabilities	51,484	49,949	49,640

Total current liabilities	119,094	152,753	102,717
Long-term debt	236,000	236,000	236,000
Deferred income taxes	113,773	114,421	112,453
Other long-term liabilities	100,555	93,826	46,873
Total liabilities	569,422	597,000	498,043

Commitments and contingencies
Stockholders’ equity:
Preferred stock; par value $.01 per share; 100,000 shares authorized; none issued or outstanding at March 31, 2012, December 31, 2011, and April 2, 2011	--	--	--
Common stock, voting; par value $.01 per share; 150,000,000 shares authorized; 58,938,891, 58,595,421, and 57,761,103 shares issued and outstanding at March 31, 2012, December 31, 2011, and April 2, 2011, respectively	589	586	578
Additional paid-in capital	235,198	231,738	211,531
Accumulated other comprehensive loss	(10,087)	(11,282)	(1,890)
Retained earnings	616,942	584,667	502,774

Total stockholders’ equity	842,642	805,709	712,993

Total liabilities and stockholders’ equity	$1,412,064	$1,402,709	$1,211,036

CARTER’S, INC.
CONSOLIDATED STATEMENTS OF CASH FLOW
(dollars in thousands)
(unaudited)

	For the three-month periods ended
	March 31, 2012	April 2, 2011
Cash flows from operating activities:
Net income	$32,275	$32,123
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,495	8,130
Non-cash revaluation of contingent consideration	692	--
Amortization of Bonnie Togs tradename and non-compete agreements	94	--
Amortization of debt issuance costs	177	177
Non-cash stock-based compensation expense	2,868	2,151
Income tax benefit from stock-based compensation	(1,535)	(407)
Loss on disposal / sale of property, plant, and equipment	391	100
Deferred income taxes	201	3,353
Effect of changes in operating assets and liabilities:
Accounts receivable	(20,807)	(38,604)
Inventories	82,000	81,051
Prepaid expenses and other assets	2,215	(2,284)
Accounts payable and other liabilities	(24,624)	(76,496)
Net cash provided by operating activities	82,442	9,294

Cash flows from investing activities:
Capital expenditures	(16,381)	(6,813)
Proceeds from sale of property, plant and equipment	6	--
Net cash used in investing activities	(16,375)	(6,813)

Cash flows from financing activities:
Payments on revolving credit facility	(2,500)	--
Proceeds from revolving credit facility	2,500	--
Income tax benefit from stock-based compensation	1,535	407
Withholdings from vesting of restricted stock	(2,247)	(1,406)
Proceeds from exercise of stock options	1,682	7
Net cash provided by (used in) financing activities	970	(992)

Effect of exchange rate changes on cash	4	--
Net increase in cash and cash equivalents	67,041	1,489
Cash and cash equivalents, beginning of period	233,494	247,382

Cash and cash equivalents, end of period	$300,535	$248,871

CARTER’S INC. RECONCILIATION OF GAAP TO ADJUSTED RESULTS
	Three-month period ended March 31, 2012
(dollars in millions, except earnings per share)	SG&A	Operating Income	Net Income	Diluted EPS

As reported (GAAP)	$149.7	$53.8	$32.3	$0.54

Revaluation of contingent consideration (a)	(0.7)	0.7	0.7	0.01

Facility closure-related costs (b)	(1.1)	1.1	0.7	0.01

As adjusted (d)	$147.9	$55.6	$33.7	$0.56

	Three-month period ended April 2, 2011
(dollars in millions, except earnings per share)	SG&A	Operating Income	Net Income	Diluted EPS

As reported (GAAP)	$113.8	$53.6	$32.1	$0.55

Professional fees / other expenses (c)	(1.0)	1.0	0.7	0.01

As adjusted (d)	$112.7	$54.7	$32.8	$0.56

(a)	Revaluation of the contingent consideration liability associated with the Company’s June 2011 acquisition of Bonnie Togs.
(b)	Costs related to closure of a distribution facility located in Hogansville, Georgia, including severance and related benefits of $1.0 million and $0.1 million in accelerated depreciation.
(c)	Professional service fees associated with the acquisition of Bonnie Togs.
(d)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present SG&A, operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.

Note: Results may not be additive due to rounding.

CARTER’S INC. RECONCILIATION OF GAAP TO ADJUSTED RESULTS
	Three-month period ended July 2, 2011

	SG&A	Operating Income	Net Income	Diluted EPS
(dollars in millions, except earnings per share)

As reported (GAAP)	$121.3	$22.0	$12.7	$0.22

Acquisition-related costs (a)	(1.2)	1.2	0.7	0.01

As adjusted (c)	$120.1	$23.2	$13.4	$0.23

CARTER’S INC. RECONCILIATION OF GAAP TO ADJUSTED RESULTS
	Twelve-month period ended December 31, 2011
(dollars in millions, except earnings per share)	Gross Margin	SG&A	Operating Income	Net Income	Diluted EPS

As reported (GAAP)	$692.3	$542.1	$187.5	$114.0	$1.94
Acquisition-related expenses:
Amortization of fair value step-up of inventory (b)	6.7	--	6.7	4.8	0.08
Revaluation of contingent consideration	--	(2.5)	2.5	2.5	0.04
Professional fees / other expenses (a)	--	(3.0)	3.0	1.9	0.03
Total acquisition-related expenses	6.7	(5.5)	12.2	9.2	0.15

As adjusted (c)	$698.9	$536.6	$199.7	$123.2	$2.09

(a)	Professional service fees associated with the acquisition of Bonnie Togs.
(b)	Expense related to the amortization of the fair value step-up for Bonnie Togs inventory acquired.
(c)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present gross margin, SG&A, operating income, net income, and net income on a diluted share basis excluding the adjustments discussed above.  The Company believes these adjustments provide a meaningful comparison of the Company’s results.  The adjusted, non-GAAP financial measurements included in this earnings release should not be considered as an alternative to net income or as any other measurement of performance derived in accordance with GAAP.  The adjusted, non-GAAP financial measurements are presented for informational purposes only and are not necessarily indicative of the Company’s future condition or results of operations.

Note: Results may not be additive due to rounding.

CARTER’S, INC.
RECONCILIATION OF NET INCOME ALLOCABLE TO COMMON SHAREHOLDERS

	For the first quarter ended
	March 31, 2012	April 2, 2011
Weighted-average number of common and common equivalent shares outstanding:
Basic number of common shares outstanding	58,057,275	57,049,228
Dilutive effect of unvested restricted stock	178,708	141,851
Dilutive effect of stock options	604,735	694,932
Diluted number of common and common equivalent shares outstanding	58,840,718	57,886,011

As reported on a GAAP Basis:
Basic net income per common share:
Net income	$32,275,000	$32,123,000
Income allocated to participating securities	(442,525)	(364,477)
Net income available to common shareholders	$31,832,475	$31,758,523

Basic net income per common share	$0.55	$0.56

Diluted net income per common share:
Net income	$32,275,000	$32,123,000
Income allocated to participating securities	(438,025)	(360,140)
Net income available to common shareholders	$31,836,975	$31,762,860

Diluted net income per common share	$0.54	$0.55

As adjusted (a):
Basic net income per common share:
Net income	$33,668,000	$32,777,000
Income allocated to participating securities	(461,625)	(371,897)
Net income available to common shareholders	$33,206,375	$32,405,103

Basic net income per common share	$0.57	$0.57

Diluted net income per common share:
Net income	$33,668,000	$32,777,000
Income allocated to participating securities	(456,930)	(367,472)
Net income available to common shareholders	$33,211,070	$32,409,528

Diluted net income per common share	$0.56	$0.56

(a)
In addition to the results provided in this earnings release in accordance with GAAP, the Company has provided adjusted, non-GAAP financial measurements that present per share data excluding the adjustments discussed above.  The Company has excluded $1.4 million and $0.7 million in after-tax non-recurring expenses from these results for the three-month periods ended March 31, 2012 and April 2, 2011, respectively.